Exhibit 10.20

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 9th day of January, 2024, but is retroactively effective as of December 1, 2023, by and between BERNAL CORPORATE PARK 11-E, LLC, a Delaware limited liability company (“Landlord”), and MOVANO INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that certain Office Lease dated as of March 29, 2021 (the” Original Lease”), as amended by that certain First Amendment to Lease dated as of April 22, 2022 (“First Amendment”), whereby Tenant leases certain office space in the building located at 6800 Koll Center Parkway, Pleasanton, California. The Original Lease, as amended by the First Amendment, is referred to herein as the “Lease.”

B. Tenant has requested temporary rent forbearance from Landlord and Landlord is willing to grant temporary rent forbearance to Tenant and otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T :

1. Partial Base Rent Forbearance. Notwithstanding anything to the contrary contained in the Lease, subject to the terms and conditions of this Amendment, Landlord agrees to forebear the collection of an amount equal to $10,211.75 per month of Base Rent for the Premises during the “Forbearance Period,” as that term is defined in Section 2 below. Accordingly, during the Forbearance Period, Tenant shall pay to Landlord $10,211.75 per month on account of Base Rent, but shall continue to pay all other amounts due under the Lease during the Forbearance Period, including the Estimated Excess in accordance with the terms of the Lease. All Base Rent forborne during the Forbearance Period shall be referred to herein, collectively, as the “Forborne Rent.” Landlord and Tenant acknowledge and agree that the total amount of Base Rent contemplated to be forborne during the Forbearance Period is $61,270.50.

2. Forbearance Period. As used herein, the “Forbearance Period” shall mean and refer to that period commencing on December 1, 2023, and continuing through May 31, 2024, unless the Forbearance Period is sooner terminated in accordance with the terms of this Amendment (the date on which the Forbearance Period expires or is earlier terminated in accordance with the terms of this Amendment shall be referred to herein as the “Forbearance Termination Date”). If, at any time during the Forbearance Period, Tenant shall be in default under the Lease, or if Tenant assigns the Lease or sublets the Premises whether or not Landlord consents to the same, or the Lease shall terminate for any reason, or if Tenant shall breach the confidentiality provisions of Section 6 below (each such event being referred to herein as a “Forbearance Termination Event”), then the Forbearance Period shall immediately terminate and Tenant shall (1) be required to commence payment of Base Rent pursuant to Section 3 below, and (2) immediately repay the Forborne Rent.

3. Base Rent Following Forbearance Period; Repayment of Forborne Rent. Commencing on the day immediately following the Forbearance Termination Date, Tenant shall resume payment of Base Rent to Landlord at the rates provided in the Lease. If a Forbearance Termination Event does not occur, then Tenant shall repay the Forborne Rent to Landlord in four (4) equal monthly installments (without interest) of $15,317.63, which installments shall be due and payable on the first day of each month during the period from June 1, 2024 through September 30, 2024 (the “Repayment Period”) at the same time, and in the same place and manner, as Tenant’s payment of Base Rent. Nothing in this Section 3 shall prohibit Tenant from repaying all or any portion of the Forborne Rent earlier than as set forth herein.

If during the Repayment Period, Tenant shall be in default under the Lease, Tenant assigns the Lease or sublets the Premises whether or not Landlord consents to the same, the Lease terminates for any reason, or Tenant shall breach the confidentiality provisions of Section 6 below, then the Forborne Rent (or any remainder thereof that has not already been paid to Landlord) shall be immediately due and payable to Landlord. In no event shall the Forborne Rent be (a) included in any rent that is abated under any provision of the Lease, or (b) discounted in any way in the event of a default by Tenant that results in the termination of the Lease.

4. Accessibility Disclosure. As of the date of this Amendment, the Premises has not been inspected by a Certified Access Specialist (“CASp”). Landlord hereby makes the following disclosure pursuant to California Civil Code Section 1938: “A CASp can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Landlord and Tenant hereby mutually agree that, if Tenant requests or otherwise obtains a CASp inspection of the Premises or any other area(s) within the Real Property (which Tenant must request or otherwise obtain, if at all, within thirty (30) days of the date of this Amendment), then (a) Tenant shall utilize a CASp designated by Landlord; (b) Tenant’s contract with the CASp shall require that the CASp’s inspection report be addressed to both Landlord and Tenant and expressly state that Landlord is a third-party beneficiary of such contract; (c) Tenant shall pay the cost of such inspection, (d) such inspection shall occur at a time mutually agreed upon by Landlord and Tenant and shall be conducted in a professional manner that does not in any way damage the Premises or Real Property, (e) Tenant shall provide Landlord with a copy of the CASp’s report resulting from such inspection within ten (10) days of Tenant’s receipt thereof, (f) Tenant shall keep the CASp’s inspection and all information in the CASp’s report confidential except as necessary to perform the necessary repairs or to comply with any disclosures required by law, and (g) Tenant shall, at its sole cost and expense, make all repairs necessary to correct violations of construction related accessibility standards identified by such inspection, which repairs shall be completed in accordance with the provisions of Article 8 of the Original Lease and no later than one hundred twenty (120) days following the date of such CASp inspection; however, if any such repairs affect the structure of the Premises, the Systems and Equipment or the Common Areas, then such repairs will be made by Landlord and Tenant shall reimburse Landlord for the entire cost thereof within thirty (30) days following receipt of an invoice therefor.

5. No Transfers or Bankruptcy. Tenant represents and warrants to Landlord that Tenant is not in negotiations, and is not contemplating any negotiations regarding, (i) the assignment of the Lease, (ii) a subletting of the Premises or any portion thereof, (iii) the sale, mortgage, pledge or other transfer of more than ten percent (10%) of the value of any assets of Tenant or more than ten percent (10%) of the partnership or membership interests or voting stock of Tenant, or (iv) the dissolution, merger, consolidation or other reorganization of Tenant. Tenant further represents and warrants to Landlord that Tenant has no intention to file any bankruptcy or similar proceedings involving Tenant.

6. Confidentiality. Tenant acknowledges that the terms of this Amendment have been negotiated between Landlord and Tenant based upon particular and unique circumstances, and that it is of the utmost importance to Landlord that the terms of this Amendment not be disclosed to any third parties, including without limitation, other tenants or occupants of the Building. Therefore Tenant, on behalf of itself and its employees, agents and contractors, agrees not to disclose the terms of this Amendment to any third parties, including without limitation, other tenants or occupants of the Building. In the event that Tenant breaches the provisions of this Section 6, then in addition to such breach constituting a Forbearance Termination Event as provided in Section 2 above, Landlord shall be entitled to recover any and all damages incurred by Landlord as a result of Tenant’s breach and pursue any and all other rights and remedies against Tenant for such breach as provided under the Lease and as otherwise provided by law or in equity.

7. Release. Tenant, for itself, and for all of its successors, assigns, affiliates, partners, members, officers, directors, managers, agents and all others who may take an interest in the matters herein released, hereby fully and forever releases and forever discharges Landlord, and all of its successors, assigns, affiliates, partners, members, officers, directors, managers and agents, from any and all actions, causes of action, suits, damages, claims, demands and liabilities whatsoever in law or in equity that Tenant ever had, now or has or may claim to have now or in the future, whether known or unknown, suspected or claimed, against Landlord arising out of or related to the Lease, the Premises and/or other for events or matters occurring up to the date of this Amendment. With respect to the matters released in this Section 8, Tenant expressly waives all rights under the provisions of California Civil Code Section 1542, which provides:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

8. OFAC Compliance.

8.1. Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and blocked Persons Listed maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C.A. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law. Notwithstanding the foregoing, Tenant is a U.S. Publicly-Traded Entity and Tenant’s representations in this Section shall not apply with respect to any person or entity to the extent that such person’s or entity’s interest in the Tenant was purchased through the national securities exchange on which Tenant is listed. As used in this Lease, “U.S. Publicly-Traded Entity” means an entity whose securities are listed on the national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such entity.

8.2. Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section 8 are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

8.3. Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time prior to the expiration or earlier termination of the Lease shall be a material default of the Lease, and the Lease shall automatically terminate. Notwithstanding anything to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

9. No Defaults. Tenant represents and warrants to Landlord that, as of the date of this Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given notice and/or the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

10. Tenant’s Good Standing and Authority. Each person executing this Amendment on behalf of Tenant represents and warrants to Landlord that: (a) Tenant is properly formed and validly existing under the laws of the state in which Tenant is formed and Tenant is authorized to transact business in the state in which the Premises is located; (b) Tenant has full right and authority to enter into this Amendment and to perform all of Tenant’s obligations hereunder; and (c) each person signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

11. Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any person or entity who claims or alleges that such person or entity was retained or engaged by the indemnifying party or at the request of such party in connection with this Amendment.

12. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this Amendment.

13. Counterparts; Signatures. This Amendment may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Amendment and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this Amendment had been delivered and been signed using a handwritten signature. Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Amendment is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile, electronic mail, or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature. If this Amendment has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord:”

BERNAL CORPORATE PARK II-E, LLC,
a Delaware limited liability company

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC,
a Delaware limited liability company,
Its authorized signatory

	By:	/s/ JR Textor
JR Textor
	Its:	Asset Manager

By:
Its:

*“Tenant”:

MOYANO INC.,
a Delaware corporation

By:	/s/ J.Cogan
Name:	J.Cogan
Title:	CFO

*NOTE:

If Tenant is a California corporation, then one of the following alternative requirements must be satisfied:

(A)	This Amendment must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must identify the two (2) capacities.

(B)	If the requirements of (A) above are not satisfied, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Amendment.

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Amendment.